As filed with the Securities and Exchange Commission on September 15, 2010
Registration No. 333-130615

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Superior Well Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2535684 (I.R.S. Employer Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(724) 465-8904
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_________________________
2005 STOCK INCENTIVE PLAN
(Full title of the plan)
_________________________
David E. Wallace
Chief Executive Officer
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(724) 465-8904
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_________________________
Copy to:
Brett E. Braden
Latham & Watkins LLP
717 Texas Avenue, 16th Floor
Houston, Texas 77002
(713) 546-5400
_________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
     On December 22, 2005, Superior Well Services, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-130615) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which Registration Statement was deemed effective upon filing. The Registration Statement registered the offer and sale of 2,700,000 shares of common stock, par value $0.01 per share, of the Company issuable pursuant to the Company’s 2005 Stock Incentive Plan (the “Securities”).
     On September 10, 2010, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 6, 2010, by and among the Company, Nabors Industries Ltd., a Bermuda exempt company (“Parent”), and Diamond Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”), the Company became an indirect wholly-owned subsidiary of Parent.
     In connection with the transactions contemplated by the Merger Agreement, the Company has terminated all of its offerings of securities pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement, the Company hereby removes from registration all Securities that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indiana, in the Commonwealth of Pennsylvania, on the 15th day of September, 2010.

SUPERIOR WELL SERVICES, INC.
By:	/s/ Thomas W. Stoelk
Thomas W. Stoelk
Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons on September 15, 2010 in the capacities indicated.

Signature	Capacity

/s/ David E. Wallace	Chief Executive Officer and Chairman of the Board of Directors
David E. Wallace	(Principal Executive Officer)

/s/ Thomas W. Stoelk	Vice President and Chief Financial Officer
Thomas W. Stoelk	(Principal Financial Officer and Principal Accounting Officer)

/s/ Scott R. Peterson
Scott R. Peterson	Director

/s/ Dennis A. Smith
Dennis A. Smith	Director